Exhibit 99

[LOGO] MARINE PRODUCTS
       CORPORATION

FOR IMMEDIATE RELEASE

       Marine Products Corporation to Trade on the New York Stock Exchange
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ATLANTA, June 10, 2005 -- Marine Products Corporation (AMEX: MPX) announced today that it has completed the application to list its common stock for trading on the New York Stock Exchange, and that the NYSE has accepted its application. Marine Products Corporation anticipates that June 24, 2005 will be its first day of trading on the NYSE. Marine Products Corporation has been a public company since February 2001, when it was spun off from its former parent company, RPC, Inc. (NYSE: RES).

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor website can be found on the Internet at http://www.marineproductscorp.com .

For information about Marine Products Corporation please contact:

Jim Landers
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com

Natasha Coleman
Investor Relations & Corporate Communications
404.321.2172
ncoleman@marineproductscorp.com